                                                                      EXHIBIT 4G




                            LUCENT TECHNOLOGIES INC.

                                       and

                            [NAME OF WARRANT AGENT],

                                  Warrant Agent


                               -------------------

                           [FORM OF] WARRANT AGREEMENT

                       Dated as of                 , 199_

                               TABLE OF CONTENTS*


                                    ARTICLE I


                 ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                             OF WARRANT CERTIFICATES

                                                                            Page

SECTION 1.01               Issuance of Warrants.........................      2
SECTION 1.02               Execution and Delivery of
                             Warrant Certificates.......................      3
SECTION 1.03               Issuance of Warrant Certificates.............      5



                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01               Warrant Price................................      6
SECTION 2.02               Duration of Warrants.........................      7
SECTION 2.03               Exercise of Warrants.........................      7



                                   ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                             OF WARRANT CERTIFICATES

SECTION 3.01               No Rights as a Holder of Warrant
                             Notes Conferred by Warrant or
                             Warrant Certificates.......................      9
SECTION 3.02               Lost, Stolen, Mutilated or
                             Destroyed Warrant Certificates.............     10
SECTION 3.03               Holder of Warrant Certificate
                             May Enforce Rights.........................     11



                                   ARTICLE IV

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATE

SECTION 4.01               Exchange and Transfer of Warrant
                             Certificates...............................     12
SECTION 4.02               Treatment of Holders of Warrant
                             Certificates...............................     14

------------------------
* This table of contents shall not, for any purpose, be deemed to be part of the Warrant Agreement.

                                                                            Page

SECTION 4.03               Cancellation of Warrant
                             Certificates...............................     15


                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

SECTION 5.01               Warrant Agent................................     15
SECTION 5.02               Conditions of Warrant Agent's
                             Obligations................................     16
SECTION 5.03               Resignation and Appoint of
                             Successor..................................     19


                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01               Amendment....................................     22
SECTION 6.02               Notice and Demands to the
                             Company and Warrant Agent..................     22
SECTION 6.03               Addresses....................................     22
SECTION 6.04               Notices to Holders of Warrants...............     23
SECTION 6.05               Applicable Law...............................     24
SECTION 6.06               Delivery of Prospectus.......................     24
SECTION 6.07               Obtaining of Governmental
                             Approvals..................................     25
SECTION 6.08               Persons Having Rights Under
                              Warrant Agreement.........................     25
SECTION 6.09               Headings.....................................     25
SECTION 6.10               Counterparts.................................     25
SECTION 6.11               Inspection of Agreement......................     26

EXHIBIT A                  Form of Warrant Certificate

[EXHIBIT B                 Form of Certificate for Delivery
                             of Bearer Warrant Notes]

                           FORM OF WARRANT AGREEMENT*

                  WARRANT AGREEMENT dated as ___________________ of between Lucent Technologies Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), and as Warrant Agent (the "Warrant Agent").

                  WHEREAS the Company has entered into an Indenture dated as of ______________,1996 (the "Indenture"), with ______________________, as
Trustee (the Trustee, which term includes any successor trustee under the Indenture), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Notes"), to be issued in one or more series; and

                  WHEREAS, the Company proposes to sell [title of Notes being offered] (the "Offered Notes") with warrant certificates evidencing one or more warrants (the "Warrants" or, individually a "Warrant") representing the right to purchase up to an aggregate principal amount of _________________ of [title of Notes purchasable through exercise of Warrants] (the "Warrant Notes"), such Warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"**; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

------------------------
* The provisions of this Form will be completed or modified as appropriate to reflect the terms of the Warrants. Offered Notes and the Warrant Notes and the designation of the Warrant Agent. Monetary amounts may be in U.S. dollars, in foreign denominated currency or in units based on or relating to currencies (including European Currency Units (ECU)).

** If the Warrants are to be uncertificated, the provisions of this Form will be modified as appropriate to reflect the terms of exercise and transfer of uncertificated Warrants and other matters relating to the use of the specified systems for uncertificated Warrants.

                                    ARTICLE I

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

                  SECTION 1.01. Issuance Of Warrants. Warrants shall be initially issued in connection with the issuance of the Offered Notes [but shall be separately transferable on and after ________________, 199_ (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Note in the principal amount of ___________________. Warrant Certificates shall be initially issued in units with the Offered Notes and each Warrant Certificate included in such a unit shall evidence Warrants for each _____________ principal amount of Offered Notes included in such unit.

                  SECTION 1.02. Execution and Delivery of Warrant Certificates. Warrant Certificates, whenever issued, shall be in [bearer] [or] [registered] form [or both] substantially in the form set forth in Exhibit A hereto, shall be dated _______________ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution therefore to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Vice-Chairman of the Board of Directors, its President, one of its Vice Presidents, or its Treasurer, or an Assistant Treasurer under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed imprinted or otherwise reproduced on the Warrant Certificates.

                  No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature or the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date-of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

                  [If bearer Warrants -- The term "holder" or "holder of a Warrant Certificate" as used herein shall mean [If Offered Notes with Warrants which are not immediately detachable -- prior to the Detachable Date, the registered owner of the Offered Note to which such Warrant Certificate was initially attached (or the bearer if the Offered Note is a bearer Note), and after such Detachable Date] the bearer of such Warrant Certificate].]

                  [If registered Warrants -- The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Notes with Warrants which are not immediately detachable -- or, prior to the Detachable Date, upon the register of the Offered Notes. The Company will, or will cause the register of the Offered Notes to, make available at all times to the Warrant Agent such information as to holders of the Offered Notes with Warrants as may be necessary to keep the Warrant Agent's records up to date].]

                  SECTION 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding __________________ of Warrant Notes (except as provided in Section 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to ________________ aggregate principal amount of Warrant Notes and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates [If registered Warrants -- or in connection with their transfer], as hereinafter provided or as provided in
Section 2.03(c).


                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

                  SECTION 2.01. Warrant Price. During the period from and including ______________, 199_ to and including [ _____________, 199_] the exercise price of each Warrant will be [% of the principal amount of the Warrant Notes] [ ] plus [accrued amortization of the original issue discount] [accrued
interest] from the most recent preceding                 . [During the period
from _____________, 199_, to and including ______________, 199_, the exercise price of each Warrant will be [ % of the principal amount of the Warrant Notes] [ ] plus [accrued amortization of the original issue discount] [accrued
interest] from the most recently preceding                  ]. [In each case,
the original issue discount will be amortized at a   % annual rate, computed
on an annual basis using a 360-day year consisting of twelve 30-day months.] Such purchase price of Warrant Notes is referred to in this Agreement as the
"Warrant Price". [The original issue discount for each                principal
amount of Warrant Notes is                 .]

                  SECTION 2.02. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after the [date
thereof][                     , 199__] and at or before 5:00 p.m. New York time
on                   , 199__, or such later date as may be selected by the
Company, in a written statement to the Warrant Agent and with notice to the holders of Warrants (such date of expiration is herein referred to as the "Expiration Date"). Each Warrant not exercised at or before 5:00 p.m. New York time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

                  SECTION 2.03.  Exercise of Warrants.

                  (a) During the period specified in Section 2.02 any whole number of Warrants may be exercised [, subject to Section 2.03(c),] by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrant, with the form of election to purchase Warrant Notes set forth on the reverse side of the Warrant Certificate properly completed and duly executed, and by paying in full, [in lawful money of the United States of America,] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds], the Warrant Price for each Warrant exercised to the Warrant Agent, such delivery and payment to be
made at the corporate trust office of the Warrant Agent [or at                ].
The date on which the duly completed and executed Warrant Certificate and payment in full of the Warrant Price is received by the Warrant Agent shall be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

                  (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee, of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Notes to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require.

                  (c) As soon as practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Notes to which such holder is entitled, [in fully registered form, registered in such name or names] [or] [in bearer form] as may be directed by such holder[; provided, however, the Company shall deliver Warrant Notes in bearer form only outside the United States and only upon delivery from the person entitled to physical delivery of such Warrant Notes of an executed certification substantially in the form of Exhibit B hereto.] If less than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

                  (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Warrant Notes and the Company shall not be required to issue or deliver any Warrant Note unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or that no such tax or other governmental charge is payable.

                                   ARTICLE III

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES

                  SECTION 3.01. No Rights as a Holder of Warrant Notes Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Notes, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest on Warrant Notes or to enforce any of the covenants in the Indenture.

                  SECTION 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and an indemnity reasonably satisfactory to it and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company may (or, in the case of mutilation, shall) execute, and in such event an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this section are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies notwithstanding any law or statute existing or hereinafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                  SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Notes or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                                   ARTICLE IV

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATE

                  SECTION 4.01. Exchange and Transfer of Warrant Certificates. [If offered Notes with Warrants which are immediately detachable -- Upon] [If Offered Notes with Warrants which are not immediately detachable --Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Note to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Note. Prior to the Detachable Date, each transfer of the Offered Note [on the register of the Offered Notes; shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or ___], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants [If registered Warrants -- or the transfer may be registered in whole or in part]; provided that such other Warrant Certificates evidence a like number of Warrants as the Warrant Certificates so surrendered. [If registered and bearer Warrants (subject to any limitations imposed with respect to such exchanges) -- [After the Detachable Date, upon] [Upon] surrender at the corporate trust office of the Warrant Agent [or ___] Warrant Certificates in bearer form may be exchanged for Warrant Certificates in registered form evidencing a like number of Warrants.] [If registered Warrants -- The Warrant Agent shall keep, at its corporate trust office [and at ___], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers to outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or ______________] for exchange [or registration of transfer], properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration of transfer]. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange [or registration of transfer] which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant [or a number of full Warrants and a fraction of a Warrant]. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company evidencing the same obligations, and entitled to the some benefits under this Agreement, as the Warrant Certificate surrendered for such exchange [or registration of transfer].

                  SECTION 4.02. Treatment of Holders Warrant Certificates. [If Offered Notes with bearer Warrants which are not immediately detachable ---Subject to Section 4.01, each] [If Offered Notes with bearer Warrants which are immediately detachable -- Each] Warrant Certificate shall be transferable by delivery and shall be deemed negotiable and the bearer of each Warrant Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.] [If registered Warrant -- Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent [or the register of the Offered Notes prior to the Detachable Date], the Company and the Warrant Agent [or the registrar of the Offered Notes prior to the Detachable Date] may treat such registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

                  SECTION 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange [, registration of transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

                  SECTION 5.01. Warrant Agent. The Company hereby appoints as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and _______________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                  SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                       (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred, without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its action as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                       (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                       (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                       (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                       (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Notes or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

                       (f) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

                       (g) No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                       (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                       (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

                  SECTION 5.03.  Resignation and Appointment of Successor.

                       (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

                       (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                       (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                       (d) Any successor Warrant Agent appointed thereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and hereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                       (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates.

                  SECTION 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                  SECTION 6.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to ______________, Attention: _______________, and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Lucent Technologies Inc., Attention: ______________,[ADDRESS] (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

                  SECTION 6.04. Notices to Holders of Warrants. Any notice to holders of Warrants which by any provisions of this Warrant Agreement is required or permitted to be given shall be given [If registered Warrants -- by first class mail postage prepaid at such holder's address as appears on the books of the Warrant Agent [or on the register of the Offered Notes prior to the Detachable Date]] [If bearer Warrants -- by publication in an Authorized Newspaper in New York City and London [, and so long as the Warrants are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires, in Luxembourg.] As used herein, the term "Authorized Newspaper" means a newspaper customarily published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions, such as the Wall Street Journal (Eastern edition) in New York City, the Financial Times (London edition) in London and the Luxemburger Wort in Luxembourg. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause, it shall be impossible to make publication of such notices in an Authorized Newspaper as herein required, then such publication or other notice in lieu thereof as shall be made by the Warrant Agent shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given. The Warrant Agent shall promptly furnish to the Company a copy of each notice so published.]

                  SECTION 6.05. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed therein.

                  SECTION 6.06. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus with an accompanying prospectus supplement relating to the Warrant Notes, and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Notes issued upon such exercise, a copy of such prospectus and prospectus supplement.

                  SECTION 6.07. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Note under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Notes issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                  SECTION 6.08. Persons Having Rights Under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent (and, subject to this Agreement, their successors and assigns) and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

                  SECTION 6.09. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 6.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 6.11. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by one of their respective authorized officers as of the day and year first above written.

                             LUCENT TECHNOLOGIES INC.


                             By______________________________________
                               Title:

                             [NAME OF WARRANT AGENT],
                                as Warrant Agent


                             By______________________________________
                               Title:

                                                                       EXHIBIT A


                          [FORM OF WARRANT CERTIFICATE]

                          [Face of Warrant Certificate]

[Form of Legend if Notes with Warrants which are not immediately detachable:
Prior to ____________, 19__, this Warrant Certificate cannot be transferred or exchanged unless attached to a [Title of Offered Notes].]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                            LUCENT TECHNOLOGIES INC.

                              WARRANTS TO PURCHASE
                            [Title of Warrant Notes]

                VOID AFTER 5 P.M. NEW YORK TIME ON _______, 19__

No.

                  This certifies that [the bearer is the] [ ___________________

or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [registered owner] to purchase, at any time [after 5 P.M. New York time on _____________, 19__ and] on or before 5 P.M. New York time on _____________, 19__ (or such later date as may be selected by the Company with notice to the holder thereof as provided in the Warrant Agreement (as hereinafter defined)), $_________ principal amount of [Title of Warrant Notes] (the "Warrant Notes"), of Lucent Technologies Inc., a Delaware corporation (Lucent Technologies Inc. and any successor corporation under the Indenture hereinafter defined being hereinafter referred to as the "Company"), to be issued under the Indenture (as hereinafter defined) on the following basis: during the period from and including _____________, 19__, to and including _______________, 19__, the exercise price of each Warrant will by [__% of the principal amount of the Warrant Notes] [$___] plus [accrued amortization of the original issue discount] [accrued interest] from the most recently preceding _____________; during the period from _________________, 19__, to and including _____________, 19__, the exercise price of each Warrant will be __% of the principal amount of the Warrant Notes] [$______] plus [accrued amortization of the original issue discount] [accrued interest] from the most recently preceding _____________; [in each case, the original issue discount will be amortized at a ___% annual rate, computed on an annual basis, using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each $________ principal amount of Warrant Notes is $__________.] The holder may exercise the Warrants evidenced hereby by delivery to the Warrant Agent (as hereinafter defined) or this Warrant Certificate, with the form of election to purchase on the reverse hereof properly completed and duly executed and by paying in full [in lawful money of the United States of America,] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds,] the Warrant Price for each Warrant exercised to the Warrant Agent, such delivery and payment to be made at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or

_____________________] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                  Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Notes [in registered form in denominations of $_____________ and any integral multiples thereof] [in bearer form in the denomination of $___________] [or both]. Upon any exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of 19__ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at __________________].

                  The Warrant Notes to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture dated as of ___________ (the "Indenture"), between the Company and ______________________, as Trustee (___________________
and any successor to such Trustee being hereinafter referred to as the "Trustee"), and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of the Warrant Notes are on file at the corporate trust office of the Trustee [and at ______________].

                  [If Offered Notes with bearer Warrants which are not immediately detachable -- Prior to ____________, 19__, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Notes] (the "Offered Notes") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Notes. After such date, this] [If Offered Notes with bearer Warrants which are immediately detachable -- This] Warrant Certificate, and all rights hereunder, may be transferred by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.]

                  [If Offered Notes with registered Warrants which are not immediately detachable -- Prior to ________________ 19__, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Notes] (the "Offered Notes") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Notes. After such date, this] [If Offered Notes with registered Warrants which are immediately detachable -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or _________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

                  [If Offered Notes with Warrants which are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Notes with bearer Warrants which are immediately detachable -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates, representing the same aggregate number of Warrants, [in registered form] [in bearer form] [its either registered or bearer form].

                  This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Notes, including, without limitation, the right to receive payments of principal of, or premium, if any, or interest, if any, on the Warrant Notes or to enforce any of the covenants of the Indenture.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of           , 19__.

                                     LUCENT TECHNOLOGIES INC.

                                     By
                                       ----------------------
                                       Title:

[Name of Warrant Agent]

By
  ---------------------
  Title:

                        [REVERSE OF WARRANT CERTIFICATE]
                      INSTRUCTIONS FOR EXERCISE OF WARRANT

                  To exercise the Warrants evidenced hereby, the holder must pay [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] [in immediately available funds] the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department, [insert address of Warrant Agent], Attn. _________________ [or _________________] which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent together with such [payment] [wire transfer]. [If the undersigned is requesting delivery of Warrant Notes in bearer form, the person entitled to physical delivery of such Warrant Notes will be required to deliver a certificate (copies of which may be obtained from the Warrant Agent [or ________________] certifying that such Warrant Notes are not being acquired by or on behalf of a U.S. person or for resale to a U.S. person unless such U.S. person is a qualified financial institution as defined under United States tax laws and regulations.]

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

                  The undersigned hereby irrevocably elects to exercise Warrants, evidenced by this Warrant Certificate, to purchase $__________ principal amount of the [Title of Warrant Notes] (the "Warrant Notes") of Lucent Technologies Inc. and represents that he has tendered payment for such Warrant Notes [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds] to the order of Lucent Technologies Inc. c/o [insert name and address of Warrant Agent], in the amount of $________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Notes be in [bearer form in the authorized denominations] [fully registered form in the authorized denominations, registered in such names aid delivered] all as specified in accordance with the instructions set forth below.

                  If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned, unless otherwise specified ;n the instructions below.

Dated:___________________________         Name_____________________________
                                                      (Please Print)

_________________________________         Address__________________________
(Insert Social Security or
other Identifying Number of
Holder)                                          __________________________

                                          Signature________________________

                  The Warrants evidenced hereby may be exercised at the following addresses:

By hand at           ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________
By mail at           ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________


                  [Instructions as to form and delivery of Warrant Notes and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                             [If Registered Warrant]

                                   Assignment

              (Form of Assignment To Be Executed If Holder Desires
                     To Transfer Warrants Evidenced Hereby)

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

                                       Please insert social security or other
                                       identifying number

                                            ------------------------------------

-----------------------------------         ------------------------------------
(Please print name and
address including zip code)


-----------------------------------         ------------------------------------

of the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                         ---------------------------------------
                                                        Signature

                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of this Warrant Certificate and
                                         must bear a signature guarantee by a
                                         bank, trust company or member broker of
                                         the New York, Midwest or Pacific Stock
                                         Exchange.)

Signature Guaranteed:

----------------------------

                                                                       EXHIBIT B


            FORM OF CERTIFICATE FOR DELIVERY OF BEARER WARRANT NOTES

                            LUCENT TECHNOLOGIES INC.

[Title of Warrant Notes]

To:      Lucent Technologies Inc.
         c/o ______________________,
         as Trustee

                  This certificate is submitted in connection with the undersigned's request that you deliver to us $_________ principal amount of [Title of Warrant Notes] (the "Warrant Notes") in bearer form upon exercise of Warrants.

                  The undersigned hereby certifies that as of the date hereof (the date of delivery to the undersigned of the Warrant Notes), the Warrant Notes which are to be delivered to the undersigned in bearer form are not being acquired, directly or indirectly, by or on behalf of a U.S. person, or for offer to resell or for resale to a U.S. person or any person inside the U.S. or, if any beneficial owner of the Warrant Notes is a U.S. person such U.S. person is a financial institution (as defined below) or acquiring through a financial institution. If the undersigned is a clearing organization, the undersigned represents that this certificate is based on statements provided to it by its member organizations. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the Warrant Notes in bearer form purchased from it.

                  Notwithstanding the foregoing, if the undersigned has actual knowledge that the information contained in such certificate is false, the undersigned will not deliver a Warrant Note in bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned. The undersigned will be deemed to have actual knowledge that the beneficial owner is a U.S. person for this purpose if the undersigned has a United States address for the beneficial owner of the Security and does not have documentary evidence that the beneficial owner is not a U.S. person. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; "U.S. person" means any citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source; "financial institution" means a branch located outside the United States of a financial institution as defined in
Section 1.165-12(c)(1)(v) of the Treasury Department Regulations purchasing for its own account or for the account of a customer that agrees in writing to comply with Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder and that is not purchasing for offer to resell or for resale in the United States; and a "clearing organization" means an entity which is in the business of holding obligations for member organizations and transferring obligations among such members by credit or debit to the account of a member without the necessity of physical delivery of the obligation.

                  We understand that this certificate is required in connection with United States tax laws and regulations. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate.

                                   ----------------------------
                                   (Signature)

                                   ----------------------------
                                   (Please print name)

Dated:


Address:


                                     - B2 -